UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

TOROTEL, INC.

(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	001-8125 (Commission File Number)	44-0610086 (I.R.S. Employer Identification No.)

520 N. Rogers Road

Olathe, KS 66062

(Address of principal executive office)(Zip Code)

(913) 747-6111

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01    Entry into a Material Definitive Agreement.

On August 30, 2017, Torotel, Inc. (“Torotel”) and 96-OP Prop, L.L.C., as landlord, entered into a Third Amendment (the “Amendment”) to the Standard Industrial/Commercial Tenant Lease – Net related to Torotel’s manufacturing facility located in Olathe, Kansas.    The Amendment reconfigures the Suite 520 entry design and grants Torotel a $37,500 lump sum net base rent abatement, to be applied at $18,750 per month from September 1, 2017 through October 31, 2017.  The Amendment also reduces the current letter of credit requirement from $350,000 to $300,000.

The Amendment does not change the term of the lease, which continues through December 31, 2026 (subject to early termination options and two separate options to extend the lease term for additional five year periods).

A copy of the Amendment has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits. See the Exhibit Index which is hereby incorporated by reference.

Exhibit Number	Description
10.1	Third Amendment to Lease, dated as of August 30, 2017, by and between 96-OP Prop, L.L.C., and Torotel, Inc.

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Third Amendment to Lease, dated as of August 30, 2017, by and between 96-OP Prop, L.L.C., and Torotel, Inc.

Date: September 18, 20144

Date: September 18, 20144

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOROTEL, INC.

Dated: September 5, 2017	By:	/s/ Heath C. Hancock
Heath C. Hancock
Vice President of Finance and
Chief Financial Officer